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EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Gary F. Torrell General Counsel (949)725-4790

DOWNEY FINANCIAL CORP. ANNOUNCES
TERMINATION OF STOCK REPURCHASE PLAN

          Newport Beach, California — September 27, 2004. Downey Financial Corp. (NYSE: DSL) announced today that the Board of Directors terminated its authorization to repurchase common stock, due to significant asset growth so far this year. The current stock repurchase plan began in July, 2002. During the third quarter of 2004, the company repurchased 114,500 shares of common stock, at an average price of $54.24 per share, leaving approximately $32 million unused from the original $50 million authorized under the stock repurchase plan.

          Downey Financial Corp., headquartered in Newport Beach, California, has assets of $15.2 billion and is the parent company of Downey Savings and Loan Association, F.A., which has 165 branches in California and three in Arizona.

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